EXHIBIT 10.9

AMENDMENT AND WAIVER AGREEMENT

This AMENDMENT AND WAIVER AGREEMENT is dated as of December 31, 2014 (this "Agreement") and is between S&W Seed Company (the "Borrower") and Wells Fargo Bank, National Association (the "Bank").

Reference is made to (1) the Credit Agreement dated as of February 1, 2014 (as amended, modified, supplemented or restated from time to time, the "Revolving Credit Agreement") between the Borrower and the Bank and (2) the EX-IM Working Capital Guarantee Credit Agreement dated as of February 1, 2014 (as amended, modified, supplemented or restated from time to time, the "EX-IM Credit Agreement") between the Borrower and the Bank. The Revolving Credit Agreement and the EX-IM Credit Agreement are collectively referred to herein as the "Credit Agreements".

Reference is also made to the (1) Continuing Security Agreement: Rights to Payment and Inventory dated February 1, 2014 (as amended, modified, supplemented or restated from time to time, the "Rights to Payment and Inventory Security Agreement") between the Borrower and the Bank; (2) Security Agreement: Equipment dated February 1, 2014 (as amended, modified, supplemented or restated from time to time, the "Equipment Security Agreement") between the Borrower and the Bank; (3) General Pledge Agreement dated July 2, 2014 (as amended, modified, supplemented or restated from time to time, the "General Pledge") between the Borrower and the Bank; (4) EX-IM Working Capital Guarantee Security Agreement: Rights to Payment and Inventory dated February 1, 2014 (as amended, modified, supplemented or restated from time to time, the "EX-IM Rights to Payment and Inventory Security Agreement") between the Borrower and the Bank; (5) EX-IM Working Capital Guarantee Security Agreement: Equipment dated February 1, 2014 (as amended, modified, supplemented or restated from time to time, the "EX-IM Equipment Security Agreement") between the Borrower and the Bank; and (6) EX-IM Working Capital Guarantee General Pledge Agreement dated July 2, 2014 (as amended, modified, supplemented or restated from time to time, the "EX-IM General Pledge" and, together with the other agreements described in this recital, the "Security Agreements") between the Borrower and the Bank.

Reference is made to Borrower Agreement in favor of the Export-Import Bank of the United States and the Bank dated February 1, 2014 (as amended, modified, supplemented or restated from time to time, the "Borrower Agreement" and, together with the Credit Agreements and the Security Agreements, the "Wells Fargo Loan Documents").

The Borrower has notified the Bank that, pursuant to the Asset Purchase and Sale Agreement dated as of December 19, 2014 (the "Asset Purchase Agreement") between the Borrower and Pioneer Hi-Bred International, Inc. (the "Seller"), it intends to acquire (the "Acquisition") the assets of the Seller specified therein (the "Pioneer Assets") for an aggregate purchase price of $37,000,000 (the "Purchase Price").

To pay a portion of the Purchase Price, the Borrower has notified the Bank that, pursuant to the Securities Purchase Agreement dated as of December 31, 2014 (the "Securities Purchase Agreement"), it intends to issue and sell up to $27,000,000 of its 8% Senior Secured Convertible Debentures due [__] (the "Convertible Notes").

The Borrower has notified the Bank that the obligations of the Borrower to repay the Convertible Notes (i) will be guaranteed by Seed Holding, LLC and Stevia California, LLC, each a wholly-owned subsidiary of the Borrower (the "Guarantors"), pursuant to the Guaranty dated as of December 31, 2014 (the "Convertible Notes Guaranty") and (ii) will be secured by certain assets of the Borrower and the Guarantors (the "Convertible Notes Collateral") described in the Security Agreement dated as of December 31, 2014 (the "Convertible Notes Security Agreement").

To pay a further portion of the purchase price for the Acquisition, the Borrower has notified the Bank that, pursuant to the Promissory Note dated as of December 31, 2014 (the "Seller Note"), it intends to issue a promissory note to the Seller in the principal amount of $15,000,000, which Seller Note is due December 31, 2017.

The Borrower has notified the Bank that the obligations of the Borrower to repay the Seller Note will be secured by certain assets of the Borrower (the "Seller Note Collateral") described in (i) the Security Agreement dated as of December 31, 2014 between the Borrower and the Seller, (ii) the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of December 31, 2014 among the Borrower, the Seller and TitleOne Corporation, as trustee, with respect to the real property commonly known as 9224 Lake Shore Drive Nampa, Idaho (the "Nampa Property"), and (iii) the Mortgage dated as of December 31, 2014 between the Borrower and the Seller with respect to the real property described in Columbia County Certified Survey Map No. 884, as recorded in Volume 4 of Surveys, on page 104, as Document No. 441386, being located in the North East 1/4 of the North East l/4 of Section 22, Township 10 North, Range 9 East, Town of Arlington, Columbia County, Wisconsin and Lot 1 of Certified Survey Map No. 3122, as recorded in Volume 20 of Certified Survey Maps, page 1 18, Document No. S93S25,being a Survey in the North East 1/4 of the North East 1/4 of Section 22, Township 10 North, Range 9 East, Town of Arlington, Columbia County, Wisconsin (the "Columbia County Property") (collectively, the "Seller Note Security Agreements").

The Borrower has requested that the Bank waive compliance by the Borrower with certain sections of the Well Fargo Loan Documents so that the Borrower may consummate the Acquisition, issue the Convertible Notes and the Seller Note, and grant the liens over the Convertible Notes Collateral and the Seller Note Collateral.

In connection with the requested waivers, the Borrower has also requested that the Bank agree to amendments to certain terms of the Wells Fargo Loan Documents.

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto agree as follows:

Section 1.   Definitions. Unless otherwise defined herein, terms defined in the Credit Agreements shall have their defined meanings when used herein.

Section 2.   Waivers. Subject to satisfaction of the Conditions Precedent (as defined below), and effective on the first date on which the Conditions Precedent are satisfied, the Bank hereby waives compliance by the Borrower with the following sections of the Wells Fargo Loan Documents:

  Solely to the extent necessary for the Borrower to consummate the Acquisition, Sections 5.2, 5.4 and 5.6 of each of the Credit Agreements and Sections 2.22(b) and 2.22(f) of the Borrower Agreement;

  Solely to the extent necessary for the Borrower to incur up to $27,000,000 of indebtedness under the Convertible Notes to pay a portion of the Purchase Price, Section 5.3 of the each of the Credit Agreements;

  Solely to the extent necessary for the Borrower to grant liens over the Convertible Notes Collateral pursuant to the Convertible Notes Security Agreement, Section 5.8 of the each of the Credit Agreements, Sections 6(b) and 9(d) of each of Security Agreements, and Sections 22.2(d) and 22.2(f) of the Borrower Agreement;

  Solely to the extent necessary for the Borrower to incur up to $15,000,000 of indebtedness under the Seller Note to pay a portion of the Purchase Price, Section 5.3 of the each of the Credit Agreements;

  Solely to the extent necessary for the Borrower to grant liens over the Seller Note Collateral pursuant to the Seller Note Security Agreements, Section 5.8 of the each of the Credit Agreements, Sections 6(b) and 9(d) of each of Security Agreements, and Sections 22.2(d) and 22.2(f) of the Borrower Agreement; and

  Solely with respect to the fiscal quarter of the Borrower ending on December 31, 2014, Section 4.9(d) of each of the Credit Agreements.

Section 3.   Amendments to Credit Agreement. Subject to satisfaction of the Conditions Precedent, and effective on the first date on which the Conditions Precedent are satisfied, each Credit Agreement is hereby amended as follows:

  Affirmative Covenants. Article IV of each Credit Agreement is hereby amended by adding the following new Sections 4.12 and 4.13 to read as follows:

  SECTION 4.12. DEFAULT NOTICES. Borrower shall immediately notify Bank of any default or event of default under any of the Asset Purchase Agreement or any of the other agreements, documents and instruments executed and delivered in connection therewith, any Pioneer Loan Agreement (as defined in the Intercreditor and Subordination Agreement dated as of December 31, 2014 (the "Intercreditor Agreement") among the Bank, Hudson Bay Master Fund, Ltd., as agent, and Pioneer Hi-Bred International, Inc.) or any Term Loan Agreement (as defined in the Intercreditor Agreement).

  SECTION 4.13. SHAREHOLDER APPROVAL. Borrower shall comply with its obligations in the Term Loan Agreements (as defined in the Intercreditor Agreement), each as in effect on the date hereof, requiring it to reserve and keep available its authorized and unissued shares of its common stock in sufficient amounts, together with all necessary shareholder approvals, in order to convert Convertible Notes to its common stock pursuant thereto.

  Negative Covenant. Article 5.4 of each Credit Agreement is hereby amended and restated to read as follows:

  SECTION 5.4. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of (a) all or a substantial or material portion of Borrower's assets except in the ordinary course of its business or (b) any Pioneer Lender Priority Collateral or Term Loan Lender Priority Collateral (as such terms are defined in the Intercreditor Agreement); provided, however that acquisitions or investments in other entities up to a maximum of $1,000,000.00 in each calendar year are permitted hereunder.

  New Negative Covenants. Article V of each Credit Agreement is hereby amended by adding the following new Sections 5.9, 5.10 and 5.11 to read as follows:

  SECTION 5.9. NO AMENDMENTS. Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to any of the terms of the following documents: (a) the Intercreditor Agreement; (b) the Asset Purchase Agreement and the other agreements, documents and instruments executed and delivered in connection therewith; (c) the Pioneer Loan Agreements (as defined in the Intercreditor Agreement); and (d) the Term Loan Agreements (as defined in the Intercreditor Agreement).

  SECTION 5.10. NO PREPAYMENTS, ETC. Make or offer to make any optional or voluntary payment or prepayment on or redemption, defeasance or purchase of any amounts (whether principal or interest) payable under the Pioneer Lender Debt or the Term Loan Debt (as such terms as defined in the Intercreditor Agreement), provided that so long as no Event of Default shall exist or result therefrom (including without limitation under Section 6.1(i) hereof), the Borrower shall be permitted to convert the Term Loan Debt to common equity of the Borrower pursuant to Section 4 of the Convertible Notes as in effect on the date hereof.

  SECTION 5.11. USE OF PROCEEDS. Use proceeds of the Line of Credit to make payment of amounts due under any of the Pioneer Loan Agreements or the Term Loan Agreements (as such terms are defined in the Intercreditor Agreement) or to pay the purchase price for the acquisition of the Pioneer Assets (as defined in the Intercreditor Agreement).

  Events of Default. Section 6.1 of each Credit Agreement is hereby amended by adding the following new clauses (k), (l) and (m) to read as follows:

(k) The Intercreditor Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder or purport to revoke, terminate or rescind any provision thereof.

(l) Any Loan Document ceases for any reason to be valid, binding and in full force and effect or any lien or security interest created by any Loan Document ceases to be enforceable and of the same effect and priority purported to be created thereby, other than as expressly permitted hereunder or thereunder.

(m) Borrower fails to deliver by March 1, 2015 each of the following, in each case in form and substance satisfactory to Bank: (i) guarantees of Borrower's indebtedness under the Loan Documents from Seed Holding, LLC and Stevia California, LLC (collectively, the "Guarantors"); (ii) security agreements from the Guarantors pursuant to which they grant a security interest and lien to Bank over substantially all of their assets; (iii) a pledge agreement by Borrower pursuant to which Borrower pledges all of the equity interests issued by the Guarantors to Bank; (iv) to the extent certificated, original equity certificates issued by the Guarantors, together with blank instruments of transfer; (v) a deed of trust or mortgage in respect to the Nampa Property and the Columbia County Property (as such terms are defined in the Amendment and Waiver Agreement dated as of December 31, 2014 relating to this Agreement) and all other real property of Borrower and any Third Party Obligor required by Bank; and (vi) such title insurance policies, evidence of insurance, insurance certificates and endorsements, surveys, appraisals, consents, estoppels, subordination agreements, recordations, collateral filings, opinions, resolutions, documents and other instruments as Bank shall require in connection with the foregoing.

Section 4.   Conditions to Effectiveness. The waivers and amendments set forth in Sections 2 and 3 of this Agreement shall become effective upon satisfaction of the following conditions (the "Conditions Precedent"), as determined by the Bank:

  Execution. The Bank shall have received counterparts of this Agreement, duly executed and delivered by the Borrower.

  Certified Documents. Receipt by the Bank of a certificate of a senior officer of the Borrower (i) as to and attaching true and complete executed copies of the Asset Purchase Agreement, the Promissory Note, the Seller Notes Security Agreements, the Securities Purchase Agreement, the Convertible Notes, the Convertible Notes Security Agreement, and each other guarantee, security agreement, pledge agreement, instrument and agreement executed in connection therewith, (ii) certifying as to the consummation of the transactions contemplated thereby, (iii) copies of UCC-1 financing statements to be filed in connection with the foregoing, and (iv) certifying as to the accuracy of the representations and warranties in Section 5 below.

  Intercreditor Agreement. Receipt by the Bank of the Intercreditor and Subordination Agreement dated as of December 31, 2014 among the Bank, Hudson Bay Master Fund, Ltd., as agent, and Pioneer Hi-Bred International, Inc., duly executed and delivered by each of the parties thereto.

  Consents. The Bank shall have received the consent of the Export-Import Bank of the United States to the waivers and amendments contemplated hereby.

  Other Documents. Receipt by the Bank of such additional approvals, opinions, documents and other information as the Bank may request.

  Fees and Expenses. Receipt by the Bank of all costs and expenses (including costs and expenses of counsel) incurred thereby in connection with this Agreement and the transactions contemplated hereby.

  Representations and Warranties. The representations and warranties contained in this Agreement shall be true, correct and complete on the date the Conditions Precedent are satisfied as though made on and as of such date.

  No Default. No default or Event of Default under any of the Loan Documents shall have occurred and be continuing on the date the Conditions Precedent are satisfied or shall result from the transactions contemplated by this Agreement.

Section 5.   Representations And Warranties. In order to induce the Bank to enter into this Agreement, the Borrower hereby represents and warrants to the Bank that:

  This Agreement, the Intercreditor Agreement, and each of the agreements referred to in Section 4(b) above, and the transactions contemplated thereby, have been duly authorized, and such agreements have been duly executed and delivered by the Borrower and constitute legal, valid and binding agreements and obligations of the Borrower, enforceable in accordance with their respective terms.

  The execution, delivery and performance by the Borrower of this Agreement, the Intercreditor Agreement, and each of the agreements referred to in Section 4(b) above, do not violate any provisions of any law or regulation, or contravene any provisions of the Articles of Incorporation or By-Laws of the Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which the Borrower is a party or by which the Borrower may be bound.

  The representations and warranties contained in each of the Loan Documents are true and correct in all material respects, on and as of the date hereof as though made on and as of the date hereof, both before and after giving effect to the transactions contemplated hereby.

  No default or Event of Default exists under any of the Loan Documents or shall result from the transactions contemplated by this Agreement (after giving effect to the waivers contemplated hereby)..

Section 6.   Miscellaneous.

  Counterparts and Consent to this Agreement. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by electronic method of transmission), and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

  Fees and Expenses. The Borrower agrees to pay or reimburse the Bank for the costs and expenses of the Bank and any of its affiliates, including the fees and expenses of counsel to the Bank, in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, the Intercreditor Agreement, and the transactions contemplated hereby and thereby, including without limitation the fees and expenses of Morrison & Foerster LLP.

  Continuing Effect, No Other Amendments or Waivers. Except as expressly set forth in this Agreement, all of the terms and provisions of the Loan Agreements and the other documents related thereto are and shall remain in full force and effect, and the Borrower shall continue to be bound by all of such terms and provisions. The waivers and amendments provided for herein are limited to the specific sections of the Credit Agreements and the other Loan Documents specified herein and shall not constitute a waiver or amendment of, or an indication of the Bank's willingness to amend or waive, any other provisions of the documents or the same sections for any other date or purpose. The Borrower hereby confirms and agrees that to the extent any Loan Document purports to assign or pledge to the Bank, or to grant to the Bank a lien on, or grant a security interest over, any collateral as security for the obligations of the Borrower from time to time existing under the Loan Documents, such pledge, assignment, grant of a lien and/or security interest is hereby ratified and confirmed in all respects

  Indemnification. The Borrower agrees to indemnify the Bank and each of affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such person and of such person's affiliates (each such person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any person (including the Borrower) arising out of, in connection with, or as a result of (i) the execution or delivery of either Credit Agreement, the Borrower Agreement, this Agreement, the Intercreditor Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any loan or letter of credit made or issued under a Credit Agreement or the use or proposed use of the proceeds therefrom (including any refusal by the Bank or affiliate to honor a demand for payment under a letter of credit if the documents presented in connection with such demand do not strictly comply with the terms of such letter of credit), (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by the Borrower or any of its subsidiaries, or any environmental liability related in any way to the Borrower or any of its subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, either Credit Agreement, the Borrower Agreement, this Agreement, the Intercreditor Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any loan or letter of credit made or issued under a Credit Agreement, or the use of the proceeds thereof.

  Release. The Borrower acknowledges and agrees that it has no actual or potential claim or cause of action against the Bank or any of its past, present and future affiliates, subsidiaries, parent entities, officers, directors, attorneys, agents, professionals and employees of the Bank (all collectively the "Released Parties") relating to the either Credit Agreement or any other Loan Document arising thereunder or related thereto, in any such case arising on or before the date hereof. As further consideration for the agreements and consents set forth herein, the Borrower hereby waives and releases and forever discharges the Bank and each other Released Party from any and all claims, offsets, debts, liabilities, demands, obligations, costs, expenses, actions, causes of action, suits, judgments and claims for relief of every nature whatsoever, whether at law or in equity, whether before a local, state or federal court, administrative agency, arbitrator or arbitration panel, and whether now known or unknown, liquidated or unliquidated, for all periods prior to the date hereof, that the Borrower ever had, now has or may have had, or hereafter can, shall or may have against any of the Released Parties arising from, arising as a result of, related to, with respect to or in connection with or based in whole or in part on or by reason of either of the Credit Agreements or any of the related Loans Documents or any other condition, act, duty, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the date hereof, in each case to the extent such claim, offset, debt, liability, demand, obligation, costs, expenses, action, cause of action, suit, judgment or claim for relief arises out of events or circumstances occurring and/or existing on or prior to the date hereof.

  Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

  Loan Documents. The Bank and the Borrower agree that this Agreement and the Intercreditor Agreement are Loan Documents.

[signatures on next page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the day and year first above written.

S&W SEED COMPANY

By: _____________________________
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: _____________________________
Name:
Title: